QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

FALCONBRIDGE LIMITED
(Exact name of registrant as specified in its charter)

Ontario, Canada (State of incorporation or organization)	98-0359144 (I.R.S. Employer Identification No.)
BCE Place, 181 Bay Street, Suite 200 Toronto, Canada (Address of principal executive offices)	M5J 2T3 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Share Purchase Rights	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        Description of the Registrant's Securities to be Registered.

        At a meeting held on March 21, 2006, the Board of Directors of Falconbridge Limited ("Falconbridge") approved the adoption of a shareholder rights plan (the "Rights Plan") and the entering into by Falconbridge of a shareholder rights plan agreement (the "Rights Agreement") with CIBC Mellon Trust Company, as Rights Agent.

        Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the Rights Agreement specifying the terms of the Rights. Attached as Exhibit 99.2 hereto is a summary of the Rights. That summary is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto.

Items 2.	Exhibits

99.1	Shareholder Rights Plan Agreement, dated as of March 21, 2006, between Falconbridge Limited and CIBC Mellon Trust Company, as Rights Agent.

99.2	Summary of the Rights

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 21, 2006

FALCONBRIDGE LIMITED
By:	/s/ Stephen K. Young Name: Stephen K. Young Title: Corporate Secretary

QuickLinks

None (Title of class)
INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES